UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2020 (January 6, 2020)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑37656	47‑4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564‑2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Appointment of New Chief Executive Officer and Director; Employment Agreement with New Chief Executive Officer

On January 6, 2020, Mr. David Conn and Sequential Brands Group Inc. (the “Company” or “Sequential”) entered into an employment agreement (the “Employment Agreement”) for Mr. Conn to serve as the Company’s Chief Executive Officer and Director effective January 6, 2020. Concurrently with Mr. Conn’s appointment, Mr. Chad Wagenheim, the Company’s President, ceased to act as principal executive officer of the Company.

Mr. Conn, age 52, brings with him over 25 years of experience and vast knowledge in brand management and marketing. Most recently, he served as CEO of ThreeSixty Brands, where he played a significant role in acquiring and relaunching the iconic FAO Schwarz and Sharper Image brands. As CEO of ThreeSixty Brands, Conn leveraged his broad expertise to develop a go-to market strategy for the FAO Schwarz brand that featured scaled distribution with major retailers and a direct-to consumer rollout including an experiential, award winning, FAO Schwarz NYC flagship store, and an e-commerce platform. Prior to ThreeSixty Brands, he served as CEO and board member of True Religion, a global lifestyle brand with over 2000 employees and 180 retail stores. While there, he led the development and rollout of an innovative new retail concept and omni-channel platform. Before joining True Religion, Conn served as President of VF Corporation’s newly formed retail licensed brands division and led VF’s acquisition of premium denim brand Rock & Republic. From 2004 to 2008, he served as Executive Vice President of Iconix Brand Group, where he joined at its inception and oversaw it during a period of significant growth. A graduate of Boston University, Conn served in various roles early in his career at BMG Columbia House and Candie’s Inc.

Mr. Conn’s employment with the Company is at will unless and until terminated as provided in the Employment Agreement. Under the terms of the Employment Agreement, Mr. Conn will receive an annual base salary of $600,000, which may be increased from time to time at the discretion of the Board. The Employment Agreement also provides that Mr. Conn will be eligible to participate in the Company’s annual bonus program for executives and will have a target annual bonus opportunity equal to 100% of his base salary, based upon the Company achieving certain adjusted EBITDA performance or financial targets to be determined by the Board.

In connection with the commencement of his employment, the Company provided for inducement grants (the “Inducement Grants”) with respect to the Company’s common stock, $0.01 par value, of 200,000 shares of restricted stock, 400,000 restricted stock units vesting in three equal annual installments and 900,000 performance stock units to be eligible for vesting for the fiscal years ended 2020, 2021 and 2022 subject to achievement of performance goals to be determined by the Board. The Inducement Grants were made as an inducement award and were not granted under the Company’s 2013 Stock Incentive Plan (the “2013 Plan”) but are subject to the same terms and conditions as provided in the 2013 Plan.

The Employment Agreement also provides that Mr. Conn will be entitled to certain severance benefits if his employment ceases under specified circumstances. If Mr. Conn is terminated without cause or resigns for good reason, he will receive (i) an amount equal to one year of base salary; (ii) a pro-rata portion of his annual bonus for the year of termination, based on actual results for such year, (iii) subsidized COBRA coverage for up to 12 months and (iv) full vesting of any unvested portion of the 400,000 restricted stock units granted upon his commencement of employment. Payment of these severance benefits is subject to the requirement that Mr. Conn execute a release of claims against the Company and its affiliates. Finally, the Employment Agreement also contains customary confidentiality, non-competition, non-solicitation, intellectual property and indemnification provisions.

The Employment Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Departure of Chief Financial Officer; Appointment of New Interim Chief Financial Officer and Principal Financial and Accounting Officer

On January 6, 2020, Mr. Peter Lops resigned from his position as Chief Financial Officer of Sequential, as a result of which Mr. Lops ceased to be its principal financial and accounting officer. Per a transition agreement between Sequential and Mr. Lops dated January 6, 2020 (the “Transition Agreement”), Mr. Lops has agreed to act as a consultant to the Company through March 31, 2020, for which he will be paid a total of $112,500. The Transition Agreement includes customary terms and conditions, including a release of claims. A copy of the Transition Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Also, effective January 6, 2020, Daniel Hanbridge, age 42, who has been employed by the Company since January 2017 and most recently served as Vice President of Finance, was appointed as Senior Vice President and Interim Chief Financial Officer and, in such capacity, will act as principal financial and accounting officer.

Mr. Hanbridge’s employment with the Company is at will unless and until terminated as provided in his employment letter, as amended (the “Letter”).  Under the terms of the Letter, Mr. Hanbridge will receive an annual base salary of $250,000, which may be increased from time to time at the discretion of the Compensation Committee of the Board.  The Letter also provides that Mr. Hanbridge will be eligible to participate in the Company’s annual bonus program and will have a target annual bonus opportunity equal to 40% of his base salary, based upon the Company achieving certain performance or financial targets to be determined by the Board.  In recognition of his promotion and his extraordinary individual performance during 2019, Mr. Hanbridge will receive a discretionary bonus of $50,000 to be paid by March 31, 2020 (the “Discretionary Bonus”). In recognition of his valuable services to the Company, Mr. Hanbridge will also receive a long-term cash incentive bonus in lieu of a stock grant of $50,000 (the “LTI Bonus”) to be paid in two installments as follows: (a) $5,000 by January 15, 2020; and (b) $45,000 by October 1, 2020.  The Letter also provides that if Mr. Hanbridge is terminated without cause, he will receive an amount equal to six months base salary, plus the Discretionary Bonus and the LTI Bonus.  Payment of the severance is subject to the requirement that Mr. Hanbridge execute a release of claims against the Company and its affiliates.

The Letter is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 6, 2020, Sequential issued a press release announcing the appointment of Mr. Conn as Chief Executive Officer as discussed in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On January 9, 2020, Sequential issued a press release announcing the Inducement Grants. A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Sequential Brands Group, Inc. and David Conn, dated January 6, 2020.
10.2	Transition Agreement between Sequential Brands Group, Inc. and Peter Lops, dated January 6, 2020.
10.3	Employment Letter between Sequential Brands Group, Inc. and Daniel Hanbridge, dated January 6, 2020.
10.4	Employment Letter between Sequential Brands Group, Inc. and Daniel Hanbridge, dated December 1, 2016.
99.1	Press release.
99.2	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: January 9, 2020	By:	/s/ Daniel Hanbridge
	Name:	Daniel Hanbridge
	Title:	Senior Vice President & Interim Chief Financial Officer